As filed with the Securities and Exchange Commission on August 17, 2009
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM S-3

REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933

ADVANCED BATTERY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

ZHIGUO FU, CHAIRMAN
Advanced Battery Technologies, Inc.
15 West 39th Street, Suite 14A
New York, NY 10018
(212) 391-2752

(Address and telephone number of Registrant’s principal executive offices and name of agent for service of process.)
_________________________________

Copy to

ROBERT BRANTL, ESQ.
52 Mulligan Lane
Irvington, NY 10533
Attorney for Issuer
(914) 693-3026
(914) 693-1807 (fax)
_________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following   box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer                                                        Accelerated filer  ☒
Non-accelerated filer                                                          Small reporting company  

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Warrants
Debt Securities
Units
Total			$130,000,000	$7,254.00

(1)
An indeterminate number of shares of common stock and preferred stock, and an indeterminate number of warrants to purchase debt securities, common stock or preferred stock and an indeterminate amount of debt securities are being registered hereunder, but in no event will the aggregate initial offering price exceed $130,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $130,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amount and number of shares of common stock as may be issued upon conversion of preferred stock or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities.

(2)	Unspecified pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 17, 2009

PROSPECTUS

Advanced Battery Technologies, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

We may offer and sell any combination of common stock, preferred stock, warrants, debt securities, either individually or in units, with a total value of up to $130,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the trading symbol “ABAT.”  On August 13, 2009 the last reported sale price for our common stock was $4.49.

Purchase of our common stock involves substantial risk.  Prior to making a decision about investing in our securities, please review the section entitled “Risk Factors,” which appears on page 5 of this prospectus, and the section entitled “Risk Factors,” which begins on page 6 of our Annual Report on Form 10-K/A, as filed with the Securities and Exchange Commission on April 24, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2009

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $130,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference certain information contained in the documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The information that we file later with the SEC will automatically update this information.  You should read this entire prospectus as well as the other information and documents incorporated into this prospectus by reference, including our financial statements and related notes.

As used in this prospectus, the terms “we,” “our” and “us” refers to Advanced Battery Technologies, Inc. and its subsidiaries.

Advanced Battery Technologies, Inc.

Advanced Battery Technologies, Inc., through its subsidiary Harbin ZhongQiang Power Tech Co., Ltd., designs, manufactures and markets rechargeable polymer lithium-ion (“PLI”) batteries.  PLI batteries produce a relatively high average of 3.8 volts per cell, which makes them attractive in terms of both weight and volume.  Additionally, they can be manufactured in very thin configurations and with large footprints.  PLI cells can be configured in almost any prismatic shape, and can be made thinner than 0.0195 inches (0.5 mm) to fill virtually any shape efficiently.  Our products include rechargeable PLI batteries for electric automobiles, motorcycles, mine-use lamps, notebook computers, walkie-talkies and other electronic devices.

In May 2009 Advanced Battery Technologies acquired 100% ownership of Wuxi ZhongQiang Autocycle Co., Ltd, which develops and manufactures various types of electric vehicles. Wuxi ZhongQiang owns three types of products listed in the E-Bike directory, with more than 20 varieties: electric bikes; agricultural transport vehicles for practical transportation; sport utility e-vehicles such as scooters, off-road vehicles, go-karts, snow scooters, sea scooters, as well as underwater propeller vehicles. Wuxi ZhongQiang products are exported to countries and regions in Europe, the United States and Asia.

Our U.S. offices are located at 15 West 39th Street, Suite 14A, New York, NY 10018; telephone:  212-391-2752.  Our executive offices and battery manufacturing facilities are located at No. 1 Weiyou Road, Economic & Technology Development Road, Shuangcheng, Heilongjiang 160100, The People’s Republic of China; telephone:  86-451-5311-7055.  We maintain an Internet website at www.abat.com.cn.  Information contained in or accessible through our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2008, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus does not contain all the information set forth in the registration statement.  You can find further information about us in the registration statement and the exhibits attached to the registration statement.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings, including the registration statement, are also available to you on the Commission's Web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into our registration statement on Form S-3, of which this prospectus is a part.  This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

•
the description of our common stock contained in our registration statement on Form 8-A/A (Amendment No. 1) filed with the SEC on February 25, 2008, including any amendments or reports filed for the purposes of updating this description;

•	our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008 filed with the SEC on April 24, 2009;
•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 11, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 11, 2009; and

•
our Current Reports on Form 8-K filed with the SEC on March 3, 2009, April 2, 2009, April 30, 2009, May 4, 2009 (as amended on July 20, 2009), May 28, 2009, June 3, 2009, June 15, 2009, June 23, 2009 (as amended on June 25, 2009), June 26, 2009 and July 6, 2009.

You may obtain a copy of these filings at no cost, by writing or by telephone us at the following address or telephone number:

Advanced Battery Technologies, Inc.
15 West 39th Street, Suite 14A
New York, NY 10018
212-391-2752
Attn: Dan Chang

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements concern our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.  These risks and uncertainties include the risks discussed in this prospectus, in our Annual Report on Form 10-K/A for fiscal year ended December 31, 2008 in Section 1A entitled “Risk Factors,” and the risks that will be disclosed from time to time in our future SEC reports. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods indicated.

	Year Ended December 31,					Six Months Ended June 30
	2004	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges(1)	--	--	38.7x	(2)	(2)	80.6x
Ratio of Combined Fixed Charges and Preference Dividends to Earnings(1)	--	4.8x	0.03x	(2)	(2)	0.01x

(1)
For purposes of these calculations, earnings represent earnings from continuous operations before income taxes and before income (losses) from equity method investments plus fixed charges.  Fixed charges include interest expense, whether expensed or capitalized, and (b) the portion of operating rental expense which management believes is representative of the interest component of rental expense.  Earnings were insufficient to cover fixed charges by $2,349,704 in 2004 and by $239,937 in 2005.

(2)	We recorded no fixed charges during the years ended December 31, 2007 or 2008. Earnings in 2007 were $10,205,406 and in 2008 were $18,909,234.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

PLAN OF DISTRIBUTION

 We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	The terms of the offer;
•	The names of any underwriters, including any managing underwriters, as well as any dealers or agents;
•	The purchase price of the securities from us;
•	Any delayed delivery arrangements;
•	Any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents;
•	Any initial public offering price; and
•	Other facts material to the transaction.

     We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK
General

As of the date of this prospectus, our authorized capital stock consists of 155,000,000 shares. Those shares consist of 150,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock. The only equity securities currently outstanding are approximately 61,883,591 shares of common stock and 500 shares of Series E Preferred Stock.  Our common stock is traded on the Nasdaq Capital Market under the symbol “ABAT”.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders.  At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Series E Preferred Stock and Series F Preferred Stock

In June 2009 the Company issued 10,000 shares of Series E Preferred Stock.  On the date of this prospectus, there were 500 shares of Series E Preferred Stock outstanding.  Each share of Series E Preferred Stock may be converted by the holder into approximately 263.85 common shares, so the 500 shares currently outstanding could be converted into131,926 common shares.  Each share of Series E Preferred Stock is entitled to a $1000 preference in the event of a liquidation of the Company.  The holder of a share of Series E Preferred Stock is entitled to cast votes equal in number to the shares of common stock into which the Series E Preferred share is convertible.

Preferred Stock

                The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

                The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

•	the number of shares constituting that series;
•	dividend rights and rates;
•	voting rights;
•	conversion terms;
•	rights and terms of redemption (including sinking fund provisions); and
•	rights of the series in the event of liquidation, dissolution or winding up.

                All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

               We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

                The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

                The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•	the offering price;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions;
•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;
•	any conversion or exchange provisions;
•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;
•	whether the debt securities will be issuable in the form of a global security;
•	any subordination provisions, if different from those described below under “Subordination”;
•	any deletions of, or changes or additions to, the events of default or covenants; and
•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

                Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

                We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

                In the event of any potential redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
•
We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

                The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

                No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing; or
•	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

                As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

                Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

                Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

                Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

                The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

                The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

                We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

                All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

                Except as otherwise set forth in the prospectus supplement, while any debt securities issued pursuant to this prospectus remain outstanding, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Events of Default

                Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;
(2)	failure to pay any interest on any debt security of that series for 30 days when due;
(3)	failure to deposit any sinking fund payment when due;
(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;
(5)	our bankruptcy, insolvency or reorganization; and
(6)	any other event of default specified in the prospectus supplement.

                An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

                If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

                If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

                After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

                Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

                A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

(4)	Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

                Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

                However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•	change the amount of securities whose holders must consent to an amendment, supplement or waiver;
•	change the stated maturity of any debt security;
•	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;
•	reduce the principal of an original issue discount security on acceleration of maturity;
•	reduce the rate of interest or extend the time for payment of interest on any debt security;
•	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or
•	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;
•	to make any change that does not adversely affect the legal rights under the indenture of any such holder;
•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or
•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

                We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay the entire principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

                Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or
•
to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

                If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

                Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

                The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

                The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

                The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordination

                Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

                Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

                We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and
•
in the case of a non-payment default, 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium, if any, and interest on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

                If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

                In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

                We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

                As used in this Prospectus, “indebtedness” means:

(1)
 all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
(4)
all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)
 all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and
(8)
 any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

                As used in this Prospectus, “permitted junior securities” means (i) equity interests in Advanced Battery Technologies, Inc.; or (ii) debt securities of Advanced Battery Technologies, Inc. that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

                As used in this Prospectus, “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and
•	subordinated debt securities.

DESCRIPTION OF WARRANTS
General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

                The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;
•	the offering price for the debt warrants, if any;
•	the aggregate number of the debt warrants;
•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the dates on which the right to exercise the debt warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the antidilution provisions of the debt warrants, if any;
•	the redemption or call provisions, if any, applicable to the debt warrants;
•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

                The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants;
•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•	the dates on which the right to exercise the warrants shall commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the antidilution provisions of the warrants, if any;
•	the redemption or call provisions, if any, applicable to the warrants;
•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Advanced Battery Technologies, Inc.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

                Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

                We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

                The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrant included in each unit, respectively.

Issuance in Series

                We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

                Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW;
THE COMPANY’S CERTIFICATE
OF INCORPORATION AND BYLAWS

                The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or the DGCL, and the Company’s certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to the Company’s certificate of incorporation and bylaws, copies of which are on file with the Commission as exhibits to documents previously filed by the Company. See “Where You Can Find More Information.”

                Our certificate of incorporation limits the personal liability of our directors to Advanceed Battery Technologies, Inc. and our stockholders to the fullest extent permitted by the DGCL. The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

                Our bylaws provide that special meetings of stockholders can be called only by the board of directors. Stockholders are not permitted to call a special meeting and cannot require the board of directors to call a special meeting.

                We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder,” for a period of three years after the date of the transaction in which a person became an “interested stockholder,” unless:

•	prior to such date the board of directors of the corporation approved either the “business combination” or the transaction that resulted in the stockholder becoming an “interested stockholder;”
•
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of voting shares outstanding (but not the voting shares owned by the “interested stockholder”) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of a least 66 2/3% of the outstanding voting stock that is not owned by the “interested stockholder.”

                A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of Advanced Battery Technologies, Inc.  may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

LEGAL MATTERS

Our counsel, Robert Brantl, Esq., 52 Mulligan Lane, Irvington, NY 10533, will issue an opinion about certain legal matters with respect to the securities.  Mr. Brantl owns 22,799 shares of our common stock.

EXPERTS

The consolidated financial statements of Advanced Battery Technologies, Inc. for the years ended December 31, 2008, 2007 and 2006 that are incorporated by reference into this prospectus and in the registration statement have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent registered public accountants, to the extent and for the periods set forth in their report incorporated by reference.  The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of Bagell, Josephs, Levine & Company, L.L.C. as experts in auditing and accounting.

 Part II.     INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.                  Other Expenses of Issuance and Distribution

The following are the expenses that Advanced Battery Technologies, Inc. expects to incur in connection with the registration and distribution of the securities being registered.  All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective.

Filing fees	$7,254
Transfer Agent	2,000
Legal fees	20,000
Miscellaneous	2,000
TOTAL	$31,254

Item 15.                  Indemnification Of Directors And Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our certificate of incorporation provides that the corporation shall indemnify any and all persons whom it shall have power to indemnity under the General Corporation Law of the State of Delaware from and against any and all of the expenses, liabilities or other matters referred to in or covered by of the General Corporation Law of the State of Delaware, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16.                  Exhibits

                The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

Item 17.                  Undertakings

A.           The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                (5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (9)            That:

 (i)            For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 (ii)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)          If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York and the State of New York on the 17th day of August, 2009.

ADVANCED BATTERY TECHNOLOGIES, INC.

By: /s/ Zhiguo Fu
Zhiguo Fu. Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ZHIGUO FU as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 17, 2009.

/s/ Zhiguo Fu
Zhiguo Fu, Director,
Chief Executive Officer

/s/ Guohua Wan
Guohua Wan,
Chief Financial and Chief
Accounting Officer, Director

/s/ Guopeng Gao
Guopeng Gao, Director

/s/ Hongjun Si
Hongjun Si, Director

/s/ Liqui Bai
Liqui Bai, Director

/s/ John McFadden
John McFadden, Director

/s/ Yulin Hao
Yulin Hao, Director

/s/ Ning Li
Ning Li, Director

/s/ Shaoqin Xia
Shaoqiu Xia, Director

/s/ Shiyan Yang
Shiyan Yang, Director

Cosimo J. Patti

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
1.1*	Form of Underwriting Agreement

3-a	Amended and Restated Certificate of Incorporation – filed as an exhibit to the Current Report on Form 8-K dated July 12, 2004 and incorporated herein by reference.

3-a(1)	Certificate of Amendment of Certificate of Incorporation - filed as an exhibit to the Current Report on Form 8-K dated June 25, 2009 and incorporated herein by reference.

3-b	Amended By-laws – filed as an exhibit to the Company's Current Report on Form 8-K dated August 2, 2007 and filed on August 9, 2007, and incorporated herein by reference.

4.2*	Form of Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.3*	Form of Senior Debt Indenture

4.4*	Form of Subordinated Debt Indenture

4.5*	Form of Senior Note

4.6*	Form of Subordinated Note

4.7*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.9*	Form of Debt Securities Warrant Agreement and Warrant Certificate

5	Opinion of Robert Brantl, Esq.
12	Computation of Ratio of Earnings to Fixed Charges
23-a.	Consent of Bagell, Josephs, Levine & Company, LLC (re: Advanced Battery Technologies, Inc.)
23-b.	Consent of Bagell, Josephs, Levine & Company, LLC (re: Wuxi Angell Autocycle Co., Ltd.)
23-c	Consent of Robert Brantl, Esq. is contained in his opinion.
24	Power of Attorney – included on the Signatures page.
25*	Statement of Eligibility of Trustee on Form T-1
________________
* To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.